EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Infinity Pharmaceuticals, Inc. is filed on behalf of each of us.

Dated: January 28, 2013

PROSPECT VENTURE PARTNERS, L.P.

By:	Prospect Management Co., L.L.C.
Its:	General Partner

/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact

PROSPECT MANAGEMENT CO., L.L.C.

/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact

PROSPECT VENTURE PARTNERS II, L.P.

By:	Prospect Management Co. II, L.L.C.
Its:	General Partner

/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact

PROSPECT MANAGEMENT CO. II, L.L.C.

/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact

/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact for David Schnell

/s/ Lori Hoover-Simotas
Lori Hoover-Simotas
Attorney-in-Fact for Russell C. Hirsch

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